Exhibit 15


February 25, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 22, 1996, July 19, 1996, and October 23, 1996, (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about February 25, 1997. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

/s/ Price Waterhouse LLP